                               AMENDMENT NUMBER 1
                           TO PARTICIPATION AGREEMENT

WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM") and First Security Benefit Life Insurance and Annuity Company of New York (the "Life Company") are parties to a Participation Agreement dated June 21, 2002 (the "Agreement"); and

WHEREAS, terms of the Agreement contemplate that the Funds of AVIF made available under the Agreement may be changed from time to time by amending Schedule A to the Agreement; and

WHEREAS, the parties wish to add certain Funds to the Agreement by deleting the existing Schedule A and replacing it with the following Schedule A; and

                                   SCHEDULE A

                                           SEPARATE ACCOUNTS      CONTRACTS FUNDED BY
  FUNDS AVAILABLE UNDER THE CONTRACTS     UTILIZING THE FUNDS    THE SEPARATE ACCOUNTS
  -----------------------------------     -------------------    ---------------------
           (SERIES I SHARES)              VARIABLE ANNUITY      -    AdvisorDesigns Form
AIM V.I. Capital Appreciation Fund        ACCOUNT A                  #FSB216
                                          (created 01-22-96)

           (SERIES II SHARES)
AIM V.I. Basic Value Fund                                       -    SecureDesigns Form
AIM V.I. Mid Cap Core Equity Fund                                    #FSB234

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, the parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A above.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment Number 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2003.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President

                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


                                        FIRST SECURITY BENEFIT LIFE INSURANCE
                                        AND ANNUITY COMPANY OF NEW YORK


Attest: /s/ Chris Swickard              By: /s/ Kalman Bakk
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------